As filed with the Securities and Exchange Commission on August 21, 2017

Registration No. 333-218901

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The LGL Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3679	38-1799862
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2525 Shader Road

Orlando, Florida 32804

(407) 298-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patti A. Smith

Chief Financial Officer

The LGL Group, Inc.

2525 Shader Road

Orlando, Florida 32804

(407) 298-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael L. Zuppone, Esq.

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

(212) 318-6906

As soon as practicable after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share, underlying subscriptions rights	2,006,598	$5.50	$11,036,289	$1,280
Transferable subscription rights to purchase Common Stock, par value $0.01 per share	—	—	—	$0.00(3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.
(2)	Previously paid $736.46 to register 1,337,733 shares of Common Stock on June 22, 2017.
(3)	The subscription rights are being issued for no consideration. Pursuant to Rule 457(g) of the Securities Act of 1933, as amended, no separate registration fee is required for the rights, because the rights are being registered for distribution in the same registration statement as the securities to be offered pursuant thereto.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 21, 2017

PROSPECTUS

The LGL Group, Inc.

Transferable Subscription Rights to Purchase up to

2,006,598 Shares of Common Stock at $5.50 per Share

We are distributing, at no charge, to holders of our Common Stock, on a pro rata basis, transferable subscription rights to purchase an aggregate of up to 2,006,598 shares of our Common Stock, par value $0.01 per share, which we refer to as “Common Stock.” We refer to the offering of our Common Stock through the subscription right as the “rights offering.” You will receive three subscription rights for each share of Common Stock owned at 5:00 p.m., Eastern Time, on September 5, 2017, the record date for the rights offering. Each subscription right will entitle a holder to purchase one-fourth of a share of our Common Stock at a subscription price of $5.50 per whole share of Common Stock, which we refer to as the “basic subscription right.” For every four subscription rights exercised, a stockholder can purchase one whole share of Common Stock.

If you fully exercise your basic subscription rights (other than those subscription rights to acquire less than one whole share of Common Stock, which cannot be exercised) and other holders do not fully exercise their basic subscription rights, you may also exercise an over-subscription right to purchase, at the same price, the additional shares of Common Stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of Common Stock among persons exercising this over-subscription right. In no event, however, may any holder purchase shares of Common Stock in the rights offering that, when aggregated with all the share of Common Stock otherwise owned by such holder and his affiliates, would immediately following the closing of the rights offering represent 50% or more of our issued and outstanding shares. We will not issue fractional shares in the rights offering. If the number of subscription rights you exercise would otherwise permit you to purchase a fraction of a share, the number of shares that you may purchase will be rounded down to the nearest whole share.

Broadridge Corporate Issuer Solutions, Inc. will serve as the Subscription Agent for the rights offering. The Subscription Agent will hold in escrow the funds we receive from subscribers until we complete, abandon, or terminate the rights offering. If you want to participate in the rights offering and you are the record holder of your shares, we recommend that you submit your subscription documents to the Subscription Agent before the deadline. If you want to participate in the rights offering and you hold shares through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For a detailed discussion, see the section entitled “The Rights Offering—The Subscription Rights.”

If all of the basic subscription rights are exercised, the total purchase price of the shares offered in the rights offering, representing the aggregate gross proceeds received by us, will be approximately $11,036,289. We are not requiring a minimum subscription to complete the rights offering. However, we reserve the right to cancel the rights offering for any reason at any time before it expires. If we cancel the rights offering, all subscription payments received will be returned as soon as practicable, without interest or penalty.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on October 10, 2017, unless we extend the rights offering period. We may extend the rights offering and the period for exercising your subscription rights in our sole discretion.

The subscription rights and the shares of Common Stock issuable on their exercise, both of which are covered by this Registration Statement, are being offered directly by us without the services of an underwriter or selling agent. We will bear all costs, expenses and fees in connection with the registration of such securities.

Once the rights offering has commenced, the subscription rights will be transferable until the expiration of the rights offering. We intend to apply to list such rights on the NYSE American under the symbol “LGLRT.”

Our Common Stock is traded on the NYSE American under the symbol “LGL.” On September 6, 2017, the last reported sales price for our Common Stock was $         per share.

Our Board of Directors is making no recommendation regarding your exercise of the subscription rights. You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering. You may not revoke or revise any exercises of subscription rights once made, unless we terminate the rights offering.

You should read this prospectus and any information incorporated by reference herein carefully before you invest.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section entitled “Risk Factors” contained on page 11 of this prospectus as well as any other risk factors and other information contained in any other document that is incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2017.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference herein. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation.

This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. Please carefully read both this prospectus together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “LGL,” “the Company,” “we,” “us,” “our,” and similar references refer to The LGL Group, Inc. and its subsidiaries. References in this prospectus to “Subscription Agent” and “Information Agent” each refer to Broadridge Corporate Issuer Solutions, Inc.

ii

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our Common Stock discussed under the section entitled “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes and the exhibits to the registration statement of which this prospectus forms a part.

The Company

The LGL Group, Inc. is a diversified holding company and globally-positioned producer of industrial and commercial products and services. We operate through our two principal subsidiaries, M-tron Industries, Inc. (together with its subsidiaries, referred to as “MtronPTI”), which has design and manufacturing facilities in Orlando, Florida, Yankton, South Dakota and Noida, India, and Precise Time and Frequency, LLC (referred to as “PTF”) which has a design and manufacturing facility in Wakefield, Massachusetts. We also have local sales and customer support offices in Sacramento, California, Austin, Texas and Hong Kong.

Each primary subsidiary is also an identified operating segment. MtronPTI, our electronic components segment, is currently focused on the design and manufacture of highly-engineered, high reliability frequency and spectrum control products. These electronic components ensure reliability and security in aerospace and defense communications, low noise and base accuracy for laboratory instruments, and synchronous data transfers throughout the wireless and Internet infrastructure. PTF, our electronic instruments segment, is focused on the design and manufacture of high performance Frequency and Time reference standards that form the basis for timing and synchronization in various applications.

Our primary objective is to create long-term growth with a market-based approach of designing and offering new products to our customers through both organic research and development, and through strategic partnerships, joint ventures, acquisitions or mergers. We seek to leverage our core strength as an engineering leader to expand client access, add new capabilities and continue to diversify our product offerings. Our focus is on investments that will differentiate us, broaden our portfolio and lead toward higher levels of integration organically and through joint venture, merger and acquisition opportunities. We believe that successful execution of this strategy will lead to a transformation of our product portfolio towards longer product life cycles, better margins and improved competitive position.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2016. For instructions on how to find copies of these documents, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Company Information

The LGL Group, Inc. was incorporated in 1928 under the laws of the State of Indiana and reincorporated under the laws of the State of Delaware in 2007. Our principal executive offices are located at 2525 Shader Road, Orlando, Florida 32804, and our telephone number at that location is (407) 298-2000. Our Internet address is www.lglgroup.com. Except for the documents incorporated by reference in this prospectus, the information contained on our website is not part of this prospectus and should not be relied upon in connection with making an investment decision.

The Rights Offering

Securities Offered	We are distributing, at no charge, to holders of our Common Stock transferable subscription rights to purchase in the aggregate up to 2,006,598 shares of our Common Stock. You will receive three subscription rights, exercisable for the purchase of one-fourth of a share of our Common Stock, for each share of Common Stock you owned on the record date. Shares of Common Stock in the rights offering will be issued only in book-entry form. For every four subscription rights exercised, a stockholder can purchase one whole share of Common Stock.

Subscription Price	$5.50 per whole share of Common Stock. To be effective, any payment for the exercise of a right must clear before the expiration of the rights offering.

Basic Subscription Right	Each subscription right will entitle you to purchase one-fourth of a share of our Common Stock at a subscription price of $5.50 per whole share, which we refer to as the basic subscription right. See the section entitled “The Rights Offering — The Subscription Rights — Basic Subscription Right.”

Over-Subscription Right	If you fully exercise your basic subscription rights (other than those subscription rights to acquire less than one whole share of Common Stock, which cannot be exercised) and other stockholders do not fully exercise their basic subscription rights, you may also exercise an over-subscription right to purchase additional shares of Common Stock that remain unsubscribed at the expiration of the rights offering period, subject to availability. If the number of unsubscribed shares is not sufficient to satisfy all of the properly exercised over-subscription rights requests, the available shares will be prorated among those who properly exercised over-subscription rights in proportion to their respective basic subscription rights. See the section entitled “The Rights Offering — The Subscription Rights — Over-Subscription Right.”

Record Date	5:00 p.m., Eastern Time, on September 5, 2017.

Expiration of the Offering Period	5:00 p.m., Eastern Time, on October 10, 2017. We may extend the expiration of the offering period for exercising your subscription rights for a period not to exceed 30 days, in our sole discretion.

Use of Proceeds	If all of the basic subscription rights are exercised, the total purchase price of the shares offered in the rights offering, representing the aggregate gross proceeds received by us, will be approximately $11,036,289. We intend to use the net proceeds from the rights offering as additional capital for general corporate purposes and for acquisitions and new business development broadly, including industries and businesses outside the scope of existing operations, although we have not identified any specific acquisitions or business development opportunities at this time. See the section entitled “Use of Proceeds.”

Transferability of Subscription Rights	The subscription rights issued in the rights offering are transferable. We intend to apply to list such rights on the NYSE American under the symbol “LGLRT.” See the section entitled “The Rights Offering — Transferability of Subscription Rights.”

No Board Recommendation	Our Board of Directors (referred to as the “Board”) is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. See the section entitled “Risk Factors” for a discussion of some of the risks involved in investing in our Common Stock in the rights offering.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights, or if the market price of our Common Stock falls before the subscription price of $5.50, or if the rights offering is extended by the Board. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our Common Stock at a subscription price of $5.50 per whole share.

U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights unless the rights offering is part of a “disproportionate distribution” within the meaning of applicable tax law, in which case you may recognize taxable income upon receipt of the subscription rights. We believe that the rights offering should not be part of a disproportionate distribution. The disproportionate distribution rules are complicated, however, and their application is uncertain. This position is not binding on the U.S. Internal Revenue Service (“IRS”) or the courts, and accordingly, it is possible that the IRS could challenge this position. You may be required to allocate a portion of your tax basis in your Common Stock to the subscription rights we distribute to you in the offering, depending on the value of the subscription rights. For further information, see the section entitled “Material U.S. Federal Income Tax Consequences.” You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and the disposition or exercise of subscription rights and the receipt, ownership and disposition of Common Stock.

Extension, Cancellation and Amendment

We reserve the option to extend the offering period for exercising your subscription rights for a period not to exceed 30 days, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering period, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the rights offering.

The Board may cancel the rights offering at any time before its expiration for any reason. If the rights offering is cancelled, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

The Board also reserves the right to amend the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments may include a change in the subscription price, although no such change is presently contemplated.

If we should make any fundamental change to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the expiration date of the rights offering period to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. See the section entitled “The Rights Offering — Expiration Date, Extension, and Amendments.”

Procedures for Exercising Rights	To exercise your subscription rights, you must complete the rights certificate and deliver it to the Subscription Agent, together with full payment for all the subscription rights you elect to exercise under the basic subscription right and over-subscription right, before the expiration of the offering period. See the section entitled “The Rights Offering” for detailed information on the procedure and requirements for exercising your subscription rights. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, bank or other nominee, you should instruct your record holder to exercise your subscription right on your behalf and deliver all required documents and payment before the expiration of the offering period.

If you cannot deliver your rights certificate to the Subscription Agent before the expiration of the rights offering period, you may follow the guaranteed delivery procedures described in the section entitled “The Rights Offering — Guaranteed Delivery Procedures”.

Minimum Subscription Requirement	There is no minimum subscription requirement. We will consummate the rights offering regardless of the amount raised from the exercise of basic and over-subscription rights by the expiration date.

Subscription Agent	Broadridge Corporate Issuer Solutions, Inc.

Information Agent	Broadridge Corporate Issuer Solutions, Inc.

Shares Outstanding Before the Rights Offering	shares of our Common Stock were issued and outstanding on the record date.

Shares Outstanding After Completion of the Rights Offering	Assuming that all subscription rights offered hereby are exercised, we expect shares of Common Stock will be outstanding immediately after completion of the rights offering. The number of shares of Common Stock expected to be outstanding exclude 176,344 shares of Common Stock issuable pursuant to incentive stock options (representing approximately 6.6% of the shares of Common Stock outstanding) and 519,241 shares of Common Stock issuable pursuant to outstanding warrants (representing approximately 19.4% of the shares of Common Stock outstanding).

Fees and Expenses	We will pay the fees and expenses we incur related to the rights offering.

NYSE American Symbol	Our Common Stock is listed on NYSE American under the symbol “LGL.” We intend to apply to list such rights on the NYSE American under the symbol “LGLRT.” However, we cannot assure you that a market for the subscription rights will develop.

Risk Factors	Before you exercise your subscription rights and purchase shares of Common Stock in the rights offering, you should be aware that there are risks associated with these transactions, including the risks described in the section entitled “Risk Factors” beginning on page 11 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2016. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this prospectus before you decide to exercise your subscription rights to purchase shares of Common Stock.

Questions	If you have any questions about the rights offering, including questions about subscription procedures and requests for additional copies of this prospectus or other documents, please contact the Information Agent, Broadridge Corporate Issuer Solutions, Inc., by email at Shareholder@Broadridge.com or by telephone at 855-793-5068.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, the shares of our Common Stock and our business. We urge you to read this entire prospectus, our financial statements and related notes and the other information incorporated by reference herein as described under the section entitled “Incorporation of Certain Information by Reference.”

What is the rights offering?

We are distributing to holders of our Common Stock as of the record date, September 5, 2017, at no charge, transferable subscription rights to purchase additional shares of our Common Stock. We have granted to you, as a stockholder on the record date, 5:00 p.m., Eastern Time, on September 5, 2017, three subscription rights for each share of our Common Stock that you owned at such time. If you hold your shares in the name of a broker, dealer, bank or other nominee who uses the services of The Depository Trust Company, or DTC, three subscription rights will be issued by DTC to the nominee for each share of our Common Stock that you own at the record date. The subscription rights will be evidenced by rights certificates. Each subscription right will entitle the holder to a basic subscription right and an over-subscription right.

Why are we conducting the rights offering?

We are conducting the rights offering to raise additional capital for general corporate purposes and for acquisitions and new business development broadly, including industries and businesses outside the scope of existing operations, although we have not identified any specific acquisitions or business development opportunities at this time. See the section entitled “Use of Proceeds.”

What is the basic subscription right?

The basic subscription right gives our stockholders the opportunity to purchase one-fourth of a share of our Common Stock at a subscription price of $5.50 per whole share of Common Stock. You may exercise all or a portion of your basic subscription rights, or you may choose not to exercise any subscription rights. No fractional shares will be issued.

What is the over-subscription right?

If you fully exercise your basic subscription rights (other than those subscription rights to acquire less than one whole share of Common Stock, which cannot be exercised) and other stockholders do not fully exercise their basic subscription rights, you may also exercise an over-subscription right to purchase additional shares of Common Stock that remain unsubscribed at the expiration of the rights offering, subject to availability, at the same subscription price of $5.50 per whole share. To the extent the number of unsubscribed shares is insufficient to satisfy all of the properly exercised over-subscription rights requests, the available shares will be prorated among those who properly exercised over-subscription rights in proportion to their respective basic subscription rights. The Subscription Agent will return any excess payments without interest or penalty as soon as practicable after the expiration of the rights offering.

In order to properly exercise your over-subscription right, you must deliver the subscription payment for exercise of your over-subscription right before the expiration of the rights offering. Because we will not know the total number of unsubscribed shares before the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of Common Stock available, assuming that no stockholder other than you has purchased any shares of our Common Stock pursuant to their basic subscription right and over-subscription right. See the section entitled “The Rights Offering — The Subscription Rights — Over-Subscription Right.”

How was the subscription price determined?

In determining the subscription price for exercising the rights, the Board considered a number of factors, including the likely cost of capital from other sources, our business prospects, historical and current trading prices of our Common Stock, general conditions of the securities markets, and our need for liquidity and capital. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value.

After the date of this prospectus, our Common Stock may trade at a price below the subscription price. In that event, the Board, in its sole discretion, may change the subscription price of the rights offering or determine to cancel or otherwise alter the terms of the rights offering.

Will fractional shares of Common Stock be issued upon exercise of the subscription rights?

No. We will not issue fractional shares of Common Stock. If the number of subscription rights you exercise would otherwise permit you to purchase a fraction of a share, the number of shares that you may purchase will be rounded down to the nearest whole share.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any whole number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription right.

May I transfer my subscription rights?

Yes. The subscription rights issued in the rights offering are transferable during the course of the offering period, before the expiration of the rights offering. We intend to apply to list such rights on the NYSE American under the symbol “LGLRT.” We will not commence the rights offering until the subscription rights have been so listed. We cannot give any assurance that a market for the subscription rights will develop or, if a market does develop, of the prices at which the subscription rights will trade or whether such market will be sustainable throughout the offering period when the rights are transferable.

Are there any limitations on the number of my rights that I may exercise?

Yes. In no event may any subscriber purchase shares of our Common Stock in the rights offering that, when aggregated with all of the shares of our Common Stock otherwise owned by the subscriber and his, her or its affiliates, would immediately following the closing of this rights offering represent 50% or more of our issued and outstanding shares. There are other limitations bearing upon persons owning or that may become owners by the rights offering of 5% of the Company’s outstanding shares in order to preserve the Company’s net operating losses carryforwards, or NOLs, under federal income tax laws. The limitations as to 5% ownership may be waived by the Board as to all affected persons in the event the Board determines in its discretion that such limitations have little or no practical effect to prevent loss of any of the Company’s NOLs or that the Company’s need to maximize proceeds from the rights offering is greater than the need to attempt to prevent the loss of NOLs by enforcement of the limitations.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised at any time beginning on the date of this prospectus and before the expiration of the rights offering, which is on October 10, 2017, at 5:00 p.m., Eastern Time. See the section entitled “The Rights Offering” for detailed information on the procedure and requirements for exercising your subscription rights. If you elect to exercise any rights, the Subscription Agent must actually receive all required documents from you, and your payment must have cleared, before that time. If your required subscription exercise documentation is received by the Subscription Agent after the expiration of the rights offering, we may, in our sole discretion, choose to accept your subscription, but shall be under no obligation to do so.

If you hold your shares in name of a broker, dealer, bank, or other nominee, your nominee may establish a deadline before the expiration of the rights offering by which you must provide such nominee with your instructions to exercise your subscription rights along with the required payment.

Although we reserve the option of extending the expiration of the rights offering period, we currently do not intend to do so.

How do I exercise my subscription rights?

If you wish to participate in the rights offering, you must:

1.	Deliver payment to the Subscription Agent using one of the methods outlined under the section entitled “The Rights Offering — Method of Exercising Subscription Rights” and “— Form of Payment”, which payment must have cleared, before 5:00 p.m., Eastern Time, on October 10, 2017; and

2.	Deliver a properly completed rights certificate to the Subscription Agent before the expiration of the offering period which is 5:00 p.m., Eastern Time, on October 10, 2017.

Any stockholder who cannot deliver its subscription rights certificate to the Subscription Agent before the expiration time may use the procedures for guaranteed delivery described under the section entitled “The Rights Offering—Guaranteed Delivery Procedures.”

If you hold your shares through a broker, dealer, bank or other nominee, complete and return to your record holder the form entitled “Beneficial Owner Election Form” or such other appropriate documents as provided by your record holder related to your subscription right prior to the deadline established by your record holder.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents, rights certificate, notices of guaranteed delivery (if applicable) and subscription payment to that record holder.

If you are the record holder, then you should send your subscription documents, rights certificate, notices of guaranteed delivery (if applicable) and subscription payment by hand delivery, first class mail or courier service to the Subscription Agent, Broadridge Corporate Issuer Solutions, Inc.:

By Mail:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, NY 11717-0693

By Hand Delivery or Overnight Courier Excluding U.S. Postal Service:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

You are solely responsible for completing delivery of your subscription documents, rights certificate and payment to the Subscription Agent or, if you are not a record holder to your broker, dealer, custodian bank or other nominee. We urge you to allow sufficient time for delivery of your subscription materials to the Subscription Agent or your broker, dealer, custodian bank or other nominee.

If you send a payment that is insufficient to purchase the number of Common Stock you requested, or if the number of Common Stock you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights, or the market price of our Common Stock falls before the subscription price of $5.50, or the expiration of the rights offering period is extended by the Board. However, if we amend the rights offering to make a material change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of Common Stock at a subscription price of $5.50 per whole share.

What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, dealer, bank or other nominee?

If you hold your shares of our Common Stock in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares you own and the record holder must exercise the subscription rights on your behalf for the shares of Common Stock that you wish to purchase. If you wish to participate in the rights offering and purchase shares of our Common Stock, contact your broker, dealer, bank or other nominee promptly. You should complete and return to your nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, dealer, bank or other nominee with the other rights offering materials. You should contact your broker, dealer, bank, or other nominee if you believe that you are entitled to participate in the rights offering but have not received any rights offering materials.

Will holders of our warrants be permitted to participate in the rights offering?

As of August 21, 2017, we had outstanding warrants to purchase an aggregate of 519,241 shares of Common Stock outstanding with a per share exercise price of $7.50. Holders of the warrants may not participate in the rights offering without first exercising their warrants for shares of Common Stock prior to the record date.

What will happen if I do not exercise my subscription rights?

If you do not exercise any subscription rights, the number of shares of our Common Stock that you own will not change. If you choose not to exercise your subscription rights in full, your percentage ownership of our Common Stock may decrease and your voting and other rights may be diluted by the issuance of shares to others who do choose to exercise their subscription rights. Subscription rights not exercised prior to the expiration of the rights offering will expire.

Are there risks in exercising my subscription rights?

Yes. Exercising your subscription rights involves the purchase of shares of our Common Stock and should be considered as carefully as you would consider any other equity investment. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that anyone purchasing Common Stock at the subscription price will be able to sell those shares in the future at the same price or a higher price. Among other things, you should carefully consider the risks described under the section entitled “Risk Factors” in this prospectus and the documents incorporated by reference herein.

How and when will I receive my shares of Common Stock purchased in the rights offering?

Shares of Common Stock purchased in the rights offering will be issued only in book-entry form (i.e., no physical stock certificates will be issued). If you are the holder of record of our Common Stock (whether you hold share certificates or your shares are maintained in book-entry form by our transfer agent, Computershare, Inc.), you will receive a statement of ownership reflecting the shares of Common Stock purchased in the offering in the Direct Registration System, or DRS, as soon as practicable after the expiration of the rights offering. If your shares of Common Stock are registered in the name of a broker, dealer, bank or other nominee, your shares of Common Stock will be issued to the same account, and you may request a statement of ownership from the nominee following the expiration of the rights offering.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in escrow until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable. If you hold your shares through a broker, dealer, bank or other nominee, the Subscription Agent will return payments to the record holder of the shares.

If the amount of subscription rights that you exercise is limited, any amount not used for purchases also will be refunded.

How do I exercise my subscription rights if I live outside the United States?

We will not mail this prospectus or the rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address, because their exercise of rights may be prohibited by the laws of the country in which they live. Instead, the Subscription Agent will hold the rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the Subscription Agent on or before 5:00 p.m., Eastern Time, on October 4, 2017 and timely follow the procedures described in the section entitled “The Rights Offering — Foreign Stockholders.”

What fees or charges apply to me if I exercise rights?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. However, if you exercise your subscription rights through the record holder of your shares, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising subscription rights?

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of Common Stock. For further information, see the section entitled “Material U.S. Federal Income Tax Consequences.”

Are we requiring a minimum subscription to complete the rights offering?

No.

Are there any conditions to completing the rights offering?

No.

Will our directors or officers participate in the rights offering?

All holders of our Common Stock as of the record date for the rights offering will receive, at no charge, transferable subscription rights to purchase additional shares of Common Stock as described in this prospectus. To the extent that our directors and officers held shares of our Common Stock as of the record date, they will receive the subscription rights and, while they are under no obligation to do so, will be entitled to participate in the rights offering. Our directors and officers have not indicated to us whether they will exercise subscription rights in the rights offering.

Has the Board made a recommendation to our stockholders regarding the rights offering?

No. The Board does not make any recommendation to stockholders regarding the exercise of rights under the rights offering. You should make an independent investment decision about whether or not to exercise your rights.

How many shares of our Common Stock will be outstanding after the rights offering?

We expect that, as of the record date, we will have approximately                      shares of our Common Stock issued and outstanding and the numbers set forth in this paragraph are based on that expectation. If the rights offering is fully subscribed, meaning that we issue the maximum possible number of shares of Common Stock upon exercise of rights, we will issue an aggregate of 2,006,598 shares of Common Stock in connection with the rights offering in exchange for an exercise price of $5.50 per whole share, or an aggregate gross proceeds of approximately $11,036,289.

Can we extend, cancel or amend the rights offering?

Yes. Although we do not presently intend to do so, we reserve the option to extend the rights offering and the offering period for exercising your subscription rights, in our sole discretion, for a period not to exceed 30 days. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the rights offering.

The Board may cancel the rights offering at any time before the expiration of the rights offering for any reason. In the event that the rights offering is cancelled, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable. If you own shares in through a broker, dealer, bank or other nominee, it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

Although we do not presently intend to do so, we may amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering, in our sole discretion. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel their subscriptions, issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes and the new expiration date.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent, Broadridge Corporate Issuer Solutions, Inc.:

By Mail:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, NY 11717-0693

By Hand Delivery or Overnight Courier Excluding U.S. Postal Service:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

Phone: 855-793-5068

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, before deciding whether to purchase any of the Common Stock being offered. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section entitled “Disclosure Regarding Forward-Looking Statements.”

Risks Relating to the Rights Offering

You must act promptly and follow instructions carefully if you want to exercise your rights.

Eligible participants and, if applicable, brokers, dealers, banks or other nominees acting on their behalf, who desire to purchase shares of Common Stock in the rights offering must act promptly to ensure that all required certificates and payments are actually received by the Subscription Agent prior to the expiration of the rights offering on October 10, 2017, at 5:00 p.m., Eastern Time. The time period to exercise rights is limited. If you or your broker fail to complete and sign the required rights certificate, send an incorrect payment amount or otherwise fail to follow the procedures that apply to the exercise of your rights, we may, depending on the circumstances, reject your exercise of rights or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect rights certificate or payment or contact you concerning whether a broker, dealer bank or other nominee holds rights on your behalf. We have the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of your rights.

We may terminate the rights offering at any time prior to the expiration of the offer period, and neither we nor the Subscription Agent will have any obligation to you except to return your exercise payments.

We may, in our sole discretion, decide not to continue with the rights offering or terminate the rights offering prior to the expiration of the offer period. If we withdraw or terminate this offering, neither we nor the Subscription Agent will have any obligation with respect to rights that have been exercised except to return as soon as practicable any subscription payments, without interest or penalty, the Subscription Agent received from you.

You will not receive interest on any subscription payments returned to you.

If we cancel the rights offering, neither we nor the Subscription Agent will have any obligation with respect to the subscription rights except to return, without interest or deduction, any subscription payments to you.

You may not receive all of the shares for which you oversubscribe.

Holders who fully exercise their basic subscription rights (other than those subscription rights to acquire less than one whole share of Common Stock, which cannot be exercised) will be entitled to subscribe for an additional number of shares of Common Stock by exercising an over-subscription right. Over-subscription rights will generally be allocated pro rata among rights holders who oversubscribe, based on the number of basic subscription shares to which they have subscribed, although the allocation of over-subscription rights among investors who may become 5% holders, who are 5% holders that have not properly filed any required forms with the SEC, or who would own in excess of 50% of the Company’s shares may be reduced. We cannot guarantee that you will receive any or the entire number of shares for which you oversubscribed. If the prorated number of shares allocated to you in connection with your over-subscription right is less than your request, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligation to you.

We may amend or modify the terms of the rights offering at any time before the expiration of the rights offering in our sole discretion.

The Board reserves the right to amend the terms of the rights offering in its sole discretion. Although we do not presently intend to do so, we may choose to amend the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Any such amendment that is not fundamental enough for us to have to return your subscription payment may nonetheless may affect your rights, including any anticipated return on your investment, adversely.

The market price of our Common Stock may decline before or after the subscription rights expire.

The market price of our Common Stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, macroeconomic conditions, industry trends and customer demands, and competition.

We cannot assure you that the market price of our Common Stock will not decline after you elect to exercise your subscription rights. If that occurs, you may have committed to buy shares of our Common Stock in the rights offering at a price greater than the prevailing market price, and could have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of your subscription rights you will be able to sell your Common Stock at a price equal to or greater than the subscription price. Until shares are delivered upon expiration of the rights offering, you will not be able to sell the shares of our Common Stock that you purchase in the rights offering.

The rights offering may cause the price of our Common Stock to decrease.

The number of shares of Common Stock we could issue if the rights offering is completed may result in an immediate decrease in the trading price of our Common Stock. This decrease may continue after the completion of the rights offering. If that occurs, your purchase of shares of our Common Stock in the rights offering may be at a price greater than the prevailing trading price of our Common Stock in the aftermath of the completion of the rights offering. Further, if a substantial number of subscription rights are exercised, and the holders of the shares received upon exercise of those subscription rights choose to sell some or all of those shares, the resulting sales could depress the market price of our Common Stock.

No prior market exists for the subscription rights, and if you acquire subscription rights in the open market, you may suffer a complete loss of your investment.

The subscription rights will be transferable during the course of the subscription period. We intend to apply to list such rights on the NYSE American under the symbol “LGLRT.” We anticipate that the rights will be listed upon commencement of the rights offering. However, the subscription rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights or the market value of the subscription rights.

If you wish to sell your subscription rights or the Subscription Agent tries to sell subscription rights on your behalf in accordance with the procedures discussed in this prospectus but such subscription rights cannot be sold, or if you provide the Subscription Agent with instructions to exercise the subscription rights and your instructions are not timely received by the Subscription Agent or if you do not provide any instructions to exercise your subscription rights, the subscription rights will expire and will be void and no longer exercisable.

Moreover, if you acquire subscription rights in the open market or otherwise and the rights offering is not consummated, the purchase price will not be refunded to you. Accordingly, you may suffer a complete loss of your investment if you acquire subscription rights.

The subscription price for the rights offering is not an indication of the value of our Common Stock.

The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our Common Stock to be offered in the rights offering. We cannot give any assurance that our Common Stock will trade at or above the subscription price in any given time period. After the date of this prospectus, our Common Stock may trade at prices above or below the subscription price.

If the rights offering is consummated, your relative ownership interest may experience significant dilution.

To the extent that you do not exercise your subscription rights, your proportionate voting interest will be reduced, and the percentage that your original shares represent of our expanded equity after exercise of the subscription rights will be diluted.

Because our management will have broad discretion over the use of the proceeds from the rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

We have complete discretion over the use of the proceeds from the rights offering. In addition, market factors may require us to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

You may not revoke your subscription exercise, even if we extend the expiration of the rights offering, and you could be committed to buying shares above the prevailing market price.

Once you exercise your subscription rights, you may not revoke the exercise of such rights. If we decide to exercise our option to extend the expiration of the rights offering, you still may not revoke the exercise of your subscription rights. The public trading market price of our Common Stock may decline before the subscription rights expire. If you exercise your subscription rights and, afterwards, the public trading market price of our Common Stock decreases below the subscription price, you will have committed to buying shares of our Common Stock at a price above the prevailing market price. Our Common Stock is traded on the NYSE American under the symbol “LGL,” and the last reported sales price of our Common Stock on September 6, 2017 was $             per share. Following the exercise of your rights, you may be unable to sell your shares of our Common Stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our Common Stock.

As a result of the rights offering, certain persons may obtain effective voting control of us and be able to direct our actions.

As a result of this offering, Michael J. Ferrantino, Sr., our chairman and chief executive officer, Marc J. Gabelli, a director, and Mario J. Gabelli, the father of Marc J. Gabelli, who in the aggregate own 879,725 shares of Common Stock, would, in the event that they were to subscribe for and purchase the maximum number of unsubscribed shares and no other rights holders exercised their rights, be able to acquire the ownership of just under 50% of our issued and outstanding shares. Consequently, such increased ownership, if it occurs, would result in effective control and would allow such persons to be able to elect all of our directors and otherwise control our operations, including being able to direct our actions. Further, such control might discourage potential acquirers from seeking to acquire control of us through the purchase of our Common Stock, which could have a limiting effect on the price of our Common Stock.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase shares in this rights offering.

Any uncertified check used to pay for shares to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares you wish to purchase.

The tax treatment of the rights offering is somewhat uncertain and it may be treated as a taxable event to our stockholders.

If the rights offering is deemed to be part of a “disproportionate distribution” under Code Section 305, our stockholders may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the rights offering depending on our current and accumulated earnings and profits and your tax basis in our Common Stock. A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a company’s assets or earnings and profits. The disproportionate distribution rules are complicated, however, and their application is uncertain. See the section entitled “Material U.S. Federal Income Tax Consequences” for further information on the treatment of the rights offering.

The rights offering could impair or limit our net operating loss carryforwards.

As of December 31, 2016, we had NOLs of approximately $10.1 million for U.S. federal income tax purposes. Under the Internal Revenue Code of 1986, as amended, referred to as the Code, an “ownership change” with respect to a corporation could limit the amount of pre-ownership change NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to the corporation to satisfy its obligations. An ownership change generally should occur if the aggregate stock ownership of beneficial owners of at least 5% of our stock increases by more than 50 percentage points over the preceding three-year period. Because not all stockholders may exercise their basic subscription rights in full, the purchase of shares of our Common Stock could result in a shift in this beneficial ownership that could trigger an ownership change with respect to our stock. See the section entitled “Material U.S. Federal Income Tax Consequences” for further information.

You may be required to allocate a portion of your tax basis in our Common Stock to the subscription rights received in the offering.

You will be required to allocate a portion of your tax basis in your Common Stock to the subscription rights we distribute to you in the offering (which will carry over and become part of the tax basis in any of our Common Stock acquired upon exercise of the rights) if you determine the value of the stock rights equals or exceeds 15% of the fair market value of our Common Stock on the date we distribute the rights to you, or if you so elect to allocate a portion of your tax basis to the rights. We are not required to, nor do we intend to, provide you with an appraisal setting forth the estimated fair market value of the rights. See the section entitled “Material U.S. Federal Income Tax Consequences” for further information on the treatment of the rights offering.

You may not be able to immediately resell any shares of our Common Stock that you purchase pursuant to the exercise of subscription rights upon expiration of the subscription rights offering period.

If you exercise subscription rights, you may not be able to resell the Common Stock purchased by exercising your subscription rights until you, or your broker, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder in the shares you purchased in the rights offering until the shares are issued to you. Although we will endeavor to issue the shares as soon as practicable after completion of the rights offering and after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries. We caution our stockholders and other readers not to place undue reliance on such statements.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I—Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 29, 2017, and elsewhere in the documents incorporated by reference into this prospectus.

You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

The gross proceeds that we receive from the rights offering will depend upon the number of rights exercised. If all of the subscription rights offered are exercised (meaning we issue the maximum possible number of shares of Common Stock upon exercise of the subscription rights), we will receive gross cash proceeds of approximately $11,036,289.

We intend the net proceeds from the rights offering to be used as additional capital for general corporate purposes and for acquisitions and new business development broadly, including industries and businesses outside the scope of existing operations, although we have not identified any specific acquisitions or business development opportunities at this time.

CAPITALIZATION

Set forth below is our cash and liquid assets and capitalization as of June 30, 2017:

•	on an actual basis; and

•	on an as adjusted basis, reflecting the issuance of shares of Common Stock offered by this prospectus, at $5.50 per share, assuming net proceeds of approximately $ , after offering expenses payable by us.

The information below should be read in conjunction with our unaudited condensed consolidated financial statements for the three months ended June 30, 2017 and our audited consolidated financial statements for the year ended December 31, 2016, all of which are incorporated by reference in this prospectus. Our financial statements should also be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is included in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 and incorporated by reference in this prospectus. See the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

	As of June 30, 2017 (Unaudited)
	Actual	As Adjusted
	(In thousands)
Cash and cash equivalents	$2,158	$
Marketable securities	3,817
Total Cash and Liquid Assets	5,975
Revolving line of credit—City National Bank of Florida (1)	—
Stockholders’ Equity
Common stock, $0.01 par value, 10,000,000 shares authorized; 2,757,049 shares issued and 2,675,465 shares outstanding (Actual); shares issued and shares outstanding (Pro Forma)	27
Additional paid-in capital	29,188
Accumulated deficit	(14,595)
Treasury stock, 81,584 shares held in treasury at cost	(580)
Accumulated other comprehensive income	39
Total Stockholders’ Equity	14,079	$
Total Capitalization	14,079	$

(1)	Our loan agreement with City National Bank of Florida provides for a revolving line of credit in the amount of $3.0 million, which bears interest at a variable rate equal to the 30-day LIBOR, plus 200 basis points, and expires on September 30, 2018. Amounts drawn under the line of credit are required to be collateralized with cash deposits equal to the amounts drawn and outstanding.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing, at no charge, to holders of our Common Stock transferable subscription rights to purchase in the aggregate up to 2,006,598 shares of our Common Stock at a subscription price of $5.50 per share, for an aggregate gross proceeds of approximately $11,036,289. Each eligible holder will receive three subscription rights for each share of Common Stock owned at 5:00 p.m., Eastern Time, on September 5, 2017, the record date for the rights offering. Each subscription right will entitle a holder to purchase one-fourth of a share of our Common Stock at a subscription price of $5.50 per whole share of Common Stock, which we refer to as the “basic subscription right.” For every four subscription rights exercised, a stockholder can purchase one whole share of Common Stock.

Basic Subscription Right

Your basic subscription right allows you to purchase one-fourth of a share of our Common Stock per subscription right, upon delivery of the required documents and payment of the subscription price of $5.50 per whole share, before the expiration of the rights offering. For example, if you owned 100 shares of our Common Stock as of the record date, you would receive 300 subscription rights and would have the right to purchase 75 shares of Common Stock for $5.50 per share with your basic subscription right.

We will not issue fractional shares of Common Stock in the rights offering. If the number of subscription rights you exercise would otherwise permit you to purchase a fraction of a share, the number of shares that you may purchase will be rounded down to the nearest whole share. You may exercise all or a portion of your basic subscription rights, or you may choose not to exercise any subscription rights. If you exercise less than your full basic subscription rights (other than those subscription rights to acquire less than one share of Common Stock, which cannot be exercised), you will not be entitled to purchase shares pursuant to your over-subscription right.

Over-Subscription Right

The over-subscription right provides stockholders, who exercise all of their basic subscription rights, the opportunity to purchase the shares of Common Stock that are not purchased by other stockholders. If you fully exercise your basic subscription rights (other than those subscription rights to acquire less than one whole share of Common Stock, which cannot be exercised) and other stockholders do not fully exercise their basic subscription rights, you may also exercise an over-subscription right to purchase additional shares of Common Stock that remain unsubscribed at the expiration of the rights offering, subject to availability. To the extent the number of the unsubscribed shares of Common Stock are not sufficient to satisfy all of the properly exercised over-subscription rights requests, the available shares will be prorated among those who properly exercised over-subscription rights in proportion to their respective basic subscription rights. To the extent the stockholders properly exercise their over-subscription rights for an aggregate amount of shares that is less than the number of the unsubscribed shares, you will be allocated the full number of unsubscribed shares for which you actually paid in connection with the over-subscription right. The remaining shares of Common Stock will be allocated among all other persons exercising the over-subscription right on the same pro rata basis described above.

In order to properly exercise your over-subscription right, you must deliver the subscription payment related to your over-subscription right before the expiration of the rights offering. Because we will not know the total number of unsubscribed shares before the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our Common Stock, assuming that no stockholder other than you has purchased any shares of our Common Stock pursuant to their basic subscription right and over-subscription right.

We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription right in full, or at all, at the expiration of the rights offering. We will not be able to satisfy your exercise of the over-subscription right if all of our stockholders exercise their basic subscription rights in full, and we will only honor an over-subscription right to the extent sufficient shares of unsubscribed Common Stock are available following the exercise of the basic subscription rights.

To the extent the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription right is less than the amount you actually paid in connection with the exercise of the over-subscription right, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

Reasons for the Rights Offering

In authorizing the rights offering, the Board carefully evaluated our need for liquidity, financial flexibility and additional capital. The Board considered several alternative capital raising methods before concluding that the rights offering was the appropriate alternative in the circumstances for a number of reasons, including that it provides an opportunity to our stockholders to participate on a pro rata basis. We are conducting the rights offering to raise additional capital for general corporate purposes and for acquisitions and new business development broadly, including industries and businesses outside the scope of existing operations, although we have not identified any specific acquisitions or business development opportunities at this time. We believe that the rights offering will strengthen our financial condition by generating additional cash and increasing our stockholders’ equity.

Subscription Price

In determining the subscription price, the Board considered a number of factors, including the likely cost of capital from other sources, our business prospects, historical and current trading prices of our Common Stock, general conditions of the securities markets, and our need for liquidity and capital. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value. The subscription price was established at a price of $5.50 per whole share of Common Stock. We cannot assure you that the market price of our Common Stock during the offering period will be equal or above the subscription price. You should obtain a current quote for our Common Stock before deciding whether to exercise your subscription rights.

Method of Exercising Subscription Rights

You may exercise your subscription rights as follows:

1.	Subscription by Registered Holders. You may exercise your subscription rights by properly completing and executing the rights certificate together with any required signature guarantees, a notice of guaranteed delivery (if applicable) and an IRS Form W-9 and forwarding them, together with your full subscription payment for a whole number of shares of Common Stock, to the Subscription Agent at the address set forth below under “Subscription Agent,” before the expiration of the rights offering.

2.	Subscription by DTC Participants. We expect that the exercise of your subscription rights may be made through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights by instructing DTC, or having your broker instruct DTC, to transfer your subscription rights from your account to the account of the Subscription Agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of whole shares of our Common Stock you are subscribing for under your basic subscription right and your over-subscription right, if any, and your full subscription payment.

3.	Subscription by Beneficial Owners. If you are a beneficial owner of shares of our Common Stock that are registered in the name of a broker, dealer, bank or other nominee, or if you hold our Common Stock certificates and would prefer to have an institution conduct the transaction relating to the subscription rights on your behalf, you should instruct your broker, dealer, bank or other nominee to exercise your subscription rights and deliver all documents and payment on your behalf before the expiration of the rights offering. Your subscription rights will not be considered exercised unless the Subscription Agent receives from you or such other party all of the required documents and your full subscription payment (in good, cleared funds) by that date. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, on October 10, 2017 expiration date that we have established for the rights offering. If you are not contacted by your nominee, you should promptly contact your broker, dealer, bank or other nominee if you wish to subscribe for shares of our Common Stock in the rights offering.

Form of Payment

As described in the instructions accompanying the rights certificate, all payments submitted to the Subscription Agent must be made in full United States currency by:

•	cashier’s or certified check or bank draft drawn on a U.S. bank payable to “Broadridge Corporate Issuer Solutions;”

•	U.S. postal or express money order; or

•	wire transfer of immediately available funds directly to the account to the following account, with reference to the rights holder’s name:

ABA/Routing number: 121000248

Bank: Wells Fargo

420 Montgomery Street

San Francisco, CA 94104 United States

Beneficiary Account Name: Broadridge Corporate Issuer Solutions

Account Number: 4124218686

For Further Credit: LGL

Group Account Number: 761

Payment received after the expiration of the rights offering may not be honored, and the Subscription Agent will return your payment to you, without interest or penalty, as soon as practicable. The Subscription Agent will be deemed to receive payment upon:

•	receipt by the Subscription Agent of any certified or cashier’s check or bank draft drawn upon a U.S. bank;

•	receipt by the Subscription Agent of any U.S. postal or express money order; or

•	receipt of collected funds in the Subscription Agent’s account.

If you elect to exercise your subscription rights, we urge you to consider using a certified or cashier’s check, U.S. money order, or wire transfer of funds to ensure that the Subscription Agent receives your funds before the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared. The clearinghouse may require five or more business days. Accordingly, holders that wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently before the expiration of the rights offering to ensure such payment is received and clears by such date. If your required subscription exercise documentation is received by the Subscription Agent after the expiration of the rights offering, we may, in our sole discretion, choose to accept your subscription, but shall be under no obligation to do so.

Where to Submit Subscriptions

The address to which subscription documents, rights certificates, notices of guaranteed delivery (if applicable) and subscription payments other than wire transfers should be mailed or delivered is:

By Mail:

Broadridge Corporate Issuer Solutions, Inc

.Attn: BCIS Re-Organization Dept

.P.O. Box 1317

Brentwood, NY 11717-0693

By Hand Delivery or Overnight Courier Excluding U.S. Postal Service:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

If you deliver subscription documents, rights certificates or notices of guaranteed delivery in a manner different than that described in this prospectus, we may not honor the exercise of your subscription rights.

You should direct any questions or requests for assistance to the Information Agent, Broadridge Corporate Issuer Solutions, Inc. by email at Shareholder@Broadridge.com or by telephone at 855-793-5068.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the Subscription Agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the Subscription Agent. If we do not apply your full subscription payment to your purchase of shares of our Common Stock, any excess subscription payment received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

Delivery of Subscriptions

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. Do not send your rights certificates or payments to the Company. Except as described below under “Guaranteed Delivery Procedures,” we will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed rights certificate and the full subscription amount, payment of which has cleared. The risk of delivery of all documents and payments is borne by you or your nominee, not by the Subscription Agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the Subscription Agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment before the expiration of the rights offering.

Notice to Nominees

If you are a broker, dealer, bank or other nominee that holds shares of our Common Stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the Subscription Agent with the proper subscription payment. If you hold shares of our Common Stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our Common Stock on the record date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact the Subscription Agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our Common Stock that are held of record in the name of a broker, dealer, bank or other nominee, we will ask your broker, dealer, bank or other nominee to notify you of the rights offering. Instead of receiving a rights certificate, you will receive your subscription rights through your broker, dealer, bank or other nominee. If you wish to exercise your subscription rights, you will need to have your broker, dealer, bank or other nominee act for you. To exercise your subscription rights, you should complete and return to your broker, dealer, bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive such form from your broker, dealer, bank or other nominee with the other rights offering materials. You should contact your broker, bank or other nominee if you do not receive this form and other rights offering material but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, dealer, bank or other nominee or if you receive it without sufficient time to respond by the deadline established by your nominee, which deadline may be prior to 5:00 p.m., Eastern Time, on October 10, 2017.

If you hold certificates of our Common Stock directly and received a rights certificate but would prefer to have your broker, dealer, bank or other nominee act for you, you should contact your nominee and request such nominee to effect the transactions for you.

Guaranteed Delivery Procedures

If you wish to exercise subscription rights but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the Subscription Agent before the expiration of the rights offering, 5:00 p.m., Eastern Time, on October 10, 2017, you may exercise your subscription rights by the following guaranteed delivery procedures:

•	deliver to the Subscription Agent before the expiration of the rights offering the subscription payment for each share you elected to purchase pursuant to the exercise of subscription rights in the manner set forth above under “Method of Exercising Subscription Rights;”

•	deliver to the Subscription Agent before the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery;” and

•	deliver the properly completed rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the Subscription Agent within two (2) business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Form of Instructions for Use of The LGL Group, Inc. Subscription Rights Certificate,” which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution acceptable to the Subscription Agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must provide:

•	your name;

•	the number of subscription rights represented by your rights certificate, the number of shares of our Common Stock for which you are subscribing under your basic subscription right, and the number of shares of our Common Stock for which you are subscribing under your over-subscription right, if any; and

•	your guarantee that you will deliver to the Subscription Agent a rights certificate evidencing the subscription rights you are exercising within two (2) business days following the date the Subscription Agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the Subscription Agent in the same manner as your rights certificate at the address set forth above under “Subscription Agent.” The Information Agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should contact the Information Agent, Broadridge Corporate Issuer Solutions, Inc., by email at Shareholder@Broadridge.com or by telephone at 855-793-5068 to request additional copies of the form of Notice of Guaranteed Delivery.

Transferability of Subscription Rights

The subscription rights issued in the rights offering are transferable. If you are a beneficial owner of shares of our Common Stock that are held of record in the name of a broker, bank or other nominee, you should ask that entity to effect the sale of your rights or the purchase of other rights that may be available. If you are a stockholder of record, whether you hold certificates of our Common Stock directly or in book-entry form with our transfer agent, Computershare, Inc., you will need to engage a broker to effect the transactions for you.

However, we cannot give any assurance that a market for the subscription rights will develop or, if a market does develop, of the prices at which the subscription rights will trade or whether such market will be sustainable throughout the period when the rights are transferable. You should also note that if we, in our sole discretion, cancel the rights offering before its expiration date, neither we nor the Subscription Agent will have any obligation to reimburse you for any amount you have paid to purchase subscription rights that are no longer exercisable.

No Fractional Shares

We will not issue fractional shares of Common Stock in the rights offering. If the number of subscription rights you exercise would otherwise permit you to purchase a fraction of a share, the number of shares that you may purchase will be rounded down to the nearest whole share. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. In resolving all such questions, we will review the relevant facts, consult with our legal advisors and may request input from the relevant parties. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by the Board, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the Subscription Agent shall be under any duty to notify you or your representative of any defect in your subscription. A subscription will be considered accepted, subject to our right to terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the Subscription Agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The Subscription Agent will hold funds received in payment for shares of our Common Stock in a segregated account pending completion of the rights offering. The Subscription Agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable. In addition, all subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable, if subscribers decide to cancel their subscription rights in the event that there is a fundamental change to the rights offering.

Expiration Date, Extension, and Amendments

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Time, on October 10, 2017, which is the expiration of the rights offering. If you do not exercise your subscription rights before that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our Common Stock to you if the Subscription Agent receives your rights certificate or your subscription payment (in good, cleared funds) after that time, regardless of when the rights certificate and subscription payment were sent, unless you send the documents in compliance with the guaranteed delivery procedures described below.

We may extend the expiration of the rights offering for a period not to exceed 30 days by giving written notice to the Subscription Agent before the expiration of the rights offering, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the rights offering.

The Board also reserves the right to amend the terms of the rights offering. Although we do not presently intend to do so, we may choose to amend the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering.

Conditions and Termination

We reserve the right to terminate the rights offering before its expiration for any reason. In particular, we may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of the Board would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering in whole or in part, we will issue a press release notifying the stockholders of such event, all affected subscription rights will expire without value, and all excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable following such termination.

No Revocation or Change

Your exercise of subscription rights is irrevocable and may not be cancelled or modified, even if the rights offering is extended by the Board. However, if we amend the rights offering to make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced.

Dilutive Effects of the Rights Offerings

If you do not exercise any subscription rights, the number of shares of our Common Stock that you own will not change. If you choose not to exercise your subscription rights in full, your percentage ownership of our Common Stock may decrease and your voting and other rights may be diluted by the issuance of shares to others who do choose to exercise their subscription rights.

Stockholder Rights

You will have no rights as a holder of the shares of our Common Stock you purchase in the rights offering, if any, until such shares are issued to you through the DRS or, if you hold shares through a broker, dealer, bank or other nominee, your broker or bank has received the shares. You will have no right to revoke your subscriptions after you deliver your completed rights certificate, the full subscription payment and any other required documents to the Subscription Agent.

Issuance of Shares Acquired in the Rights Offering; Trading Market

Shares of Common Stock purchased in the rights offering will be issued only in book-entry form, and no physical stock certificates will be issued for such shares. If you are the holder of record of our Common Stock (whether you hold share certificates or your shares are maintained in book-entry form by our transfer agent, Computershare, Inc.), you will receive a statement of ownership reflecting the shares of Common Stock purchased in the offering in the DRS, as soon as practicable after the expiration of the rights offering. If you hold your shares through a broker, dealer, bank or other nominee, you may request a statement of ownership from the holder of your shares following the expiration of the rights offering. We will not issue fractional shares. If the number of subscription rights you exercise would otherwise permit you to purchase a fraction of a share, the number of shares that you may purchase will be rounded down to the nearest whole share. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

Foreign Stockholders

We will not mail this prospectus or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold rights certificates for the account of such stockholders. To exercise subscription rights, our foreign stockholders must notify the Subscription Agent before 5:00 p.m., Eastern Time, at least three business days before the expiration of the rights offering (i.e., October 4, 2017) and demonstrate to the satisfaction of the Subscription Agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder. The deadlines for delivery of subscription materials and payment described above also apply.

Regulatory Limitation

We will not be required to issue to you shares of our Common Stock pursuant to the rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the rights offering expires, you have not obtained such clearance or approval.

Fees and Expenses

We will pay all fees due to the Subscription Agent and Information Agent, as well as any other expenses we incur in connection with the rights offering. You are responsible for paying any other commissions, fees, taxes or other expenses incurred by you in connection with the exercise, sale or purchase of subscription rights.

No Board Recommendation to Rights Holders

The Board is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors.”

Shares of Our Common Stock Outstanding After the Rights Offering

The closing price of our Common Stock on September 6, 2017 was $            . On the record date,                      shares of our Common Stock were issued and outstanding. After the completion of the rights offering, up to                      shares of Common Stock would be outstanding, assuming full participation in the rights offering.

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our Common Stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares of Common Stock you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

PLAN OF DISTRIBUTION

On or about            , 2017, we will distribute the subscription rights and rights certificates to holders of shares of our Common Stock on the record date. If you wish to exercise your subscription rights and purchase shares of our Common Stock, you should follow the procedures described in “The Rights Offering — Method of Exercising Subscription Rights.” If you have any questions, you should contact the Information Agent, Broadridge Corporate Issuer Solutions, Inc., by email at Shareholder@Broadridge.com or by telephone at 855-793-5068.

To the extent that our directors and officers held shares of our Common Stock as of the record date, they will receive the subscription rights and, while they are under no obligation to do so, will be entitled to participate in the rights offering. Our directors and officers also may also sell some or all of their transferable subscription rights. This prospectus covers any such sales.

We have agreed to pay the Subscription Agent and Information Agent customary fees plus certain expenses in connection with the rights offering.

We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of subscription rights. We do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Common Stock underlying the subscription rights. We are not paying any other commissions, underwriting fees or discounts in connection with the rights offering. Some of our directors and employees may solicit responses from holders of subscription rights, but we will not pay them any commissions or special compensation for these activities.

DESCRIPTION OF COMMON STOCK

The following is a summary description of the material terms of our Common Stock as provided in our (i) Certificate of Incorporation and (ii) By-Laws, as amended (our “By-laws”), copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our Certificate of Incorporation and By-laws.

General

Under our Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 10,000,000, consisting entirely of shares of our Common Stock, $0.01 par value per share. As of the record date, September 5, 2017, there were                  shares of Common Stock outstanding.

The description of our capital stock is qualified by reference to our Certificate of Incorporation and our By-laws, which are incorporated by reference as exhibits into the Registration Statement of which this prospectus is part.

Common Stock

Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock are entitled to receive such dividends, if any, as may from time to time be declared by the Board out of funds legally available therefor. Under our By-Laws, holders of Common Stock are entitled to one vote per share, and are entitled to vote upon such matters and in such manner as may be provided by law. Each matter, other than election of directors, properly presented to any meeting shall be decided by a majority of the votes cast on the matter. The Board is unclassified and the directors are elected by a plurality vote. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, holders of Common Stock, upon the liquidation, dissolution or winding up of the Company, are entitled to share equally and ratably in the remaining assets, if any, of the Company. The outstanding shares of Common Stock are, and the shares of Common Stock to be offered hereby when issued will be, fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to any series of preferred stock that the Company may authorize and issue in the future.

Anti-Takeover Effects of Certain Provisions of Delaware Law and our Charter Documents

Certain provisions, summarized below, of Delaware law, along with certain provisions of our Certificate of Incorporation and our By-laws may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company. However, these provisions could have the effect of deferring hostile takeovers or delaying, discouraging or preventing attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Delaware Law

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after the date of the transaction, the transaction is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines a business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as any entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company.

Our Certificate of Incorporation and By-laws

Our Certificate of Incorporation and By-laws include a number of provisions that may discourage, delay or prevent a merger, acquisition or other change in control of the Company, even if such a change in control would be beneficial to our stockholders. These provisions include authorizing the Board to fix the number of directors, and establishing advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to the Board.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare, Inc.

Listing

Our Common Stock is listed on the NYSE American under the symbol “LGL.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes the expected material U.S. federal income tax consequences, as of the date of this prospectus, to U.S. holders (as defined below) of our Common Stock of the receipt, sale and exercise (or expiration) of the subscription rights acquired through the rights offering and the receipt, ownership and sale of the Common Stock received upon exercise of the basic subscription right or, if applicable, the over-subscription right. Insofar as this summary relates to matters of U.S. federal income tax law, or legal conclusions with respect thereto, subject to the limitations and qualifications referred to herein, the summary constitutes the opinion of our tax counsel, Paul Hastings LLP. The legal opinion of Paul Hastings LLP assumes the accuracy of the statements made in the certificate of certain facts from an officer of the Company and that the rights and shares of Common Stock acquired pursuant to such rights will be issued and sold as described in this registration statement. Paul Hastings LLP has made no independent investigation or verification of the facts or assumptions on which it has relied in formulating its legal opinion.

This summary does not provide a complete analysis of all potential tax considerations. It applies to you only if you are a U.S. holder, acquire your subscription rights by distribution from the Company in the rights offering and hold the Common Stock issued to you upon exercise of the subscription right or, if applicable, the over-subscription right as capital assets within the meaning of section 1221 of the Code. This section does not apply to you if you are not a U.S. holder or if you are a member of a special class of holders subject to special rules, including, without limitation, financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, persons liable for alternative minimum tax, holders who hold such stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, holders whose functional currency is not the U.S. dollar, or holders who received our Common Stock on which the subscription rights are distributed in satisfaction of our indebtedness or as compensation. Additionally, this discussion does not address U.S. holders who beneficially own our shares through either a “foreign financial institution” (as such term is defined in Section 1471(d) (4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code.

This section is based upon the Code, the Treasury Regulations promulgated thereunder, legislative history, judicial authority and published rulings, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the IRS, so as to result in U.S. federal income tax consequences different from those discussed below. The discussion that follows neither binds the IRS nor precludes the IRS from adopting a position contrary to that expressed in this prospectus, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the position was litigated. We have not sought, and will not seek, a ruling from the IRS regarding the rights offering. This summary does not deal with any U.S. federal non-income, state, local or foreign tax consequences, estate or gift tax consequences, or alternative minimum tax consequences, nor does it address any tax considerations to persons other than U.S. holders.

You are a U.S. holder if you are a beneficial owner of subscription rights or Common Stock and you are:

•	An individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence test under section 7701(b) of the Code,

•	A corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United Sates, any state thereof or the District of Columbia,

•	An estate whose income is subject to U.S. federal income tax regardless of its source, or

•	A trust (a) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives a distribution of subscription rights or holds Common Stock received upon exercise of the subscription rights or, if applicable, the over-subscription right, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of receiving, selling or exercising the subscription rights and acquiring, holding or disposing of our Common Stock.

EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS OF THE RECEIPT AND EXERCISE (OR EXPIRATION) OF SUBSCRIPTION RIGHTS AND THE RECEIPT, OWNERSHIP AND DISPOSITION OF THE SERIES B PREFERRED.

Receipt, Exercise and Expiration of the Subscription Rights; Tax Basis and Holding Period of Common Stock Received upon Exercise of the Subscription Rights

Receipt of the Distribution of Subscription Rights

The U.S. federal income tax consequences of the rights offering will depend on whether the rights offering is considered part of a “disproportionate distribution” within the meaning of Section 305 of the Code. Your receipt of the distribution of subscription rights in the rights offering should be treated as a nontaxable distribution with respect to your existing Common Stock for U.S. federal income tax purposes provided that the rights offering is not part of a disproportionate distribution. A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, from a corporation that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in the corporation’s assets or earnings and profits. For purposes of the above, “stockholder” generally includes holders of rights to acquire stock (such as warrants and options) and holders of convertible securities. The distribution of rights should not result in the receipt by any stockholders of cash or property from the Company. Further, during the last five (5) years, our Common Stock has been our sole outstanding class of stock, we have not made any distributions of cash or other property on such stock, and we have not had any convertible debt outstanding. Nor do we currently intend to issue another class of stock (other than the Common Stock issued pursuant to this rights offering) or convertible debt or pay any dividends except with respect to the Common Stock. Accordingly, we believe and intend to take the position, and the following discussion assumes (unless explicitly stated otherwise), that the subscription rights issued in the rights offering are not part of a disproportionate distribution and, thus, we will not treat the distribution of the subscription rights to you as a dividend of our earnings and profits that is taxable to you for U.S. federal income tax purposes. However, the disproportionate distribution tax rules are complex, the determination is highly dependent on the existence or non-existence of certain facts and the interpretation of such facts or absence thereof, and, as a result, their application is uncertain. Further, the determination of whether the distribution of the subscription rights for our Common Stock results in the receipt of a dividend depends, in part, on the presence of certain facts and the determination of whether such facts exist cannot be made until the close of our taxable year. Finally, it is possible that the IRS, which is not bound by our determination, could challenge our position. For a discussion of the U.S. federal income tax consequences to you if the rights offering were to be considered part of a disproportionate distribution, see “Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution” below.

EACH HOLDER OF SUBSCRIPTION RIGHTS SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE DISTRIBUTION, EXERCISE (OR EXPIRATION), OR DISPOSITION OF SUBSCRIPTION RIGHTS, INCLUDING WHETHER THE RIGHTS OFFERING WERE TAXABLE AS A “DISPROPORTIONATE DISTRIBUTION” WITHIN THE MEANING OF CODE SECTION 305.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights distributed to you is less than 15% of the fair market value of your Common Stock on the date you receive your subscription rights, your subscription rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless you elect to allocate tax basis between your existing Common Stock and your subscription rights in proportion to their relative fair market values determined on the date you receive your subscription rights. If you choose to allocate tax basis between your existing Common Stock and your subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive your subscription rights. Such an election is irrevocable.

If the fair market value of the subscription rights distributed to you is 15% or more of the fair market value of your existing Common Stock on the date you receive your subscription rights, you must allocate your tax basis in your existing Common Stock between your existing Common Stock and your subscription rights in proportion to their relative fair market values determined on the date you receive your subscription rights.

The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of that fair market value. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our Common Stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are transferable.

Your holding period in the subscription rights will include your holding period in the shares of Common Stock with respect to which the subscription rights were distributed.

Exercise and Expiration of the Subscription Rights

You should not recognize any gain or loss upon the exercise of subscription rights distributed to you in the rights offering, and the tax basis of the shares of our Common Stock acquired through exercise of the subscription rights should equal the sum of the subscription price for the shares plus your tax basis, if any, in the subscription rights. The holding period for the shares of Common Stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

If you allow subscription rights received in the rights offering to expire, you generally should not recognize any gain or loss upon that expiration. If you have tax basis in the subscription rights and you allow the subscription rights to expire, the tax basis of our Common Stock owned by you with respect to which such subscription rights were distributed will be restored to the tax basis of such Common Stock immediately before the receipt of the subscription rights in the rights offering.

If you exercise a subscription right distributed to you in the rights offering after disposing of the share of our Common Stock with respect to which such subscription right is received, certain aspects of the tax treatment of the exercise of the subscription right are unclear, including (1) the allocation of tax basis between the Common Stock previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the Common Stock previously sold, and (3) the impact of such allocation on the tax basis of Common Stock acquired through the exercise of the subscription right. If you exercise a subscription right distributed to you in the rights offering after disposing of the Common Stock with respect to which the subscription right is received, you should consult your tax advisor as to these uncertainties.

Sale or Other Disposition of the Subscription Rights

If you sell or otherwise dispose of subscription rights distributed to you before the expiration date, you will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received by you in exchange for the rights and your tax basis, if any, in the subscription rights sold or otherwise disposed of. Any capital gain or loss will be long-term capital gain or loss if the holding period for the subscription rights exceeds one year at the time of sale or disposition. For this purpose, your holding period in subscription rights distributed to you will include your holding period in the shares of Common Stock with respect to which the subscription rights were distributed. The holding period for subscription rights that were purchased begins upon the purchase.

Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution

If the rights offering is part of a “disproportionate distribution” within the meaning of Section 305 of the Code, the distribution of subscription rights would be treated as a distribution with respect to your underlying Common Stock equal to the fair market value of the subscription rights you received and would be taxable to you as a dividend to the extent that such fair market value is allocable to our current or accumulated earnings and profits for the taxable year in which the subscription rights are distributed. We cannot determine, before the consummation of the rights offering, the extent to which we will have sufficient current and accumulated earnings and profits to cause any distribution to be treated as a dividend. Dividends received by corporate holders of our Common Stock are taxable at ordinary corporate tax rates subject to any applicable dividends-received deduction. Subject to the discussion of the tax on net investment income set forth below (see below, “— Additional Tax on Net Investment Income”), dividends received by noncorporate holders of our Common Stock are generally taxed at preferential rates provided that the holder meets applicable holding period and certain other requirements. Any such distribution in excess of our current and accumulated earnings and profits would be treated first as a tax-free return of your basis in our Common Stock and thereafter as gain from the sale or exchange of your Common Stock. Regardless of whether the distribution of subscription rights is treated as a dividend, as a tax-free return of basis or as gain from the sale or exchange of our Common Stock, your tax basis in the subscription rights you receive will be their fair market value.

If the receipt of subscription rights is taxable to you as described in the previous paragraph and you allow subscription rights received in the rights offering to expire, you should recognize a capital loss equal to your tax basis in the expired subscription rights. Your ability to use any capital loss is subject to certain limitations. You should not recognize any gain or loss upon the exercise of the subscription rights, and the tax basis of the shares of Common Stock acquired through exercise of the subscription rights should equal the sum of the subscription price for the shares and your tax basis in the subscription rights. The holding period for the shares of Common Stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

Ownership and Disposition of Common Stock Acquired Through Exercise of the Subscription Rights

Distributions on Common Stock Acquired Through Exercise of the Subscription Rights

Cash distributions on Common Stock will be dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be taxable as ordinary income, although possibly at reduced rates as discussed below. To the extent that the amount of any distribution paid with respect to Common Stock exceeds our current or accumulated earnings and profits, the excess will be treated first as a nontaxable return of capital to the extent of your adjusted tax basis in the Common Stock and then as capital gain.

If we make a distribution on the Common Stock in the form of additional shares of our Common Stock, such distribution generally should be nontaxable under Section 305 of the Code. Such a stock distribution will not be tax-free, however, if one or more of the following exceptions apply: (1) at the election of any holder, the distribution can be paid in cash or other property instead of stock, (2) the result of the distribution is that some stockholders receive cash or other property while other stockholders increase their interest in the earnings or assets of the corporation (a disproportionate distribution, as discussed above), (3) the distribution is a distribution on preferred stock, or (4) the distribution is payable in convertible preferred stock, unless we can establish that the distribution will not have the effect listed in clause (2) above. The exception described in clause (3) above does not apply to “participating preferred stock.” Participating preferred stock is stock that participates in corporate growth to any significant extent (disregarding conversion privileges). A right to participate in corporate growth that lacks substance (i.e., as to which it is reasonable to anticipate at the time of the distribution that there is little or no likelihood of participating beyond a fixed preferential return) will not be respected. Generally, stock which enjoys a priority as to dividends and on liquidation and is entitled to participate, over and above such priority, with another less privileged class of stock in earnings and profits upon liquidation, would be treated as participating preferred stock for purposes of Section 305 of the Code. Our Common Stock does not have priority as to dividends. Based on the foregoing, we do not intend to treat the Common Stock as participating preferred stock for purposes of Section 305 of the Code or otherwise as resulting in a disproportionate distribution. There is no assurance, however, that the IRS or the courts will not take a contrary position. In general, you are bound by our determination, unless you explicitly disclose that you are taking a contrary position in a statement attached to your timely filed tax return for the taxable year in which you acquire the stock.

If our Common Stock is treated as common stock and no other exceptions apply at the time of the stock distribution, such Common Stock distribution should be nontaxable to you. Your tax basis in the shares of Common Stock received will be allocated between the Common Stock and the additional common stock distributed based on their relative fair market values on the date of distribution. Your holding period for such additional common stock generally will include the period during which the Common Stock was held before the stock distribution.

If, contrary to our position, an exception to tax-free treatment applies, a distribution in the form of additional shares of our Common Stock will be taxable for U.S. federal income tax purposes in the same manner as cash distributions described in the first paragraph above.

Distributions on Common Stock taxable as dividends received by corporate U.S. holders generally will be eligible for the dividends received deduction, subject to various conditions and limitations. Subject to certain exceptions for short-term and hedged positions and provided that certain holding period and other requirements are met, distributions constituting “qualified dividend income” received by non-corporate U.S. holders in respect of Common Stock generally are currently subject to a reduced maximum tax rate of 20% plus the additional tax on net investment income described below under “— Additional Tax on Net Investment Income,” if applicable.

You should consult your own tax advisor regarding the availability of the reduced dividend tax rate or the dividends received deduction in light of your particular circumstances.

Sale or Other Disposition

A sale, exchange, or other disposition of the Common Stock generally will result in gain or loss equal to the difference between the amount realized upon the disposition (not including any proceeds attributable to declared and unpaid dividends, which will be taxable as described above to you if you have not previously included such dividends in income) and your adjusted tax basis in the Common Stock. The gain or loss will be long-term capital gain or loss if you held the Common Stock more than one year at the time of sale, exchange, or other disposition. Under current law, long-term capital gains of individuals, estates, and trusts generally are subject to a reduced maximum federal income tax rate of 20% plus the additional tax on net investment income described below under “— Additional Tax on Net Investment Income,” if applicable.

Additional Tax on Net Investment Income

An additional 3.8% federal tax is imposed on the net investment income of certain U.S. citizens and residents subject to taxation at the higher federal income tax brackets, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence test under Code Section 7701(b), and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes gross income from dividends and net gain from the disposition of property, such as the subscription rights and the Common Stock, less certain deductions. You should consult your tax advisor with respect to this additional tax.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of Common Stock acquired through the exercise of subscription rights. The current rate for backup withholding is 28% but is subject to change. Backup withholding may apply under certain circumstances if (1) you fail to furnish your social security or other taxpayer identification number (“TIN”), (2) you furnish an incorrect TIN, (3) you fail to report interest or dividends properly, (4) you fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person or (5) the IRS notifies us that you are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. You may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Certain persons are exempt from backup withholding, including corporations and financial institutions. For additional information regarding the backup withholding requirements with respect to any payments relating to the Common Stock acquired through the exercise of subscription rights, see the instructions to IRS Form W-9 in the materials delivered to you with this prospectus. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to the Company

As of December 31, 2016, we had NOLs of approximately $10.1 million for U.S. federal income tax purposes. Under the Code, an “ownership change” with respect to a corporation could limit the amount of pre-ownership change NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to the Company to satisfy its obligations. An ownership change generally would occur if the aggregate stock ownership of beneficial owners of at least 5% of our stock increases by more than 50 percentage points over the preceding rolling three-year period. Because not all stockholders may exercise their basic subscription rights in full, the purchase of shares of our Common Stock could result in a shift in this beneficial ownership that could trigger an ownership change with respect to our stock.

If there is an ownership change with respect to our stock, the amount of annual limitation on the utilization of our pre-ownership-change NOLs and certain other tax assets generally would be equal to the value of our stock immediately before the ownership change multiplied by the applicable adjusted federal long-term tax-exempt rate. It is not possible at this time to determine whether the rights offering would constitute an ownership change under the Code. If all stockholders do not exercise their basic subscription rights in full, the rights offering may result in limitations on our ability to utilize our NOLs in the future.

Foreign Account Tax Compliance Act, or FATCA

Payments of dividends on our Common Stock to a Non-U.S. Holder will be subject to a 30% withholding tax if the Non-U.S. Holder fails to provide the withholding agent with documentation sufficient to show that it is compliant with FATCA. Generally such documentation is provided on an executed and properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. If dividends are subject to the 30% withholding tax under FATCA, they will not be subject to the 30% withholding tax otherwise applicable to dividends paid to non-U.S. persons. Starting in January 2019, payments of the gross proceeds from a sale or exchange of our Common Stock or other securities may also be subject to FATCA withholding absent proof of FATCA compliance prior to January 1, 2019.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF SUBSCRIPTION RIGHTS, SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

LEGAL MATTERS

Unless otherwise indicated, the validity of the Common Stock offered by this prospectus will be passed upon for us by Paul Hastings LLP, New York, New York.

EXPERTS

The consolidated financial statements of The LGL Group Inc., as of December 31, 2016 and 2015 and for each of the years in the two-year period ended December 31, 2016, incorporated in this Prospectus by reference from The LGL Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, with respect to the Common Stock and subscription rights being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.lglgroup.com. The information contained in our website is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 29, 2017 and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2016, filed with the SEC on April 28, 2017;

(b)	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on May 12, 2017 and August 11, 2017, respectively;

(c)	our Current Report on Form 8-K, filed with the SEC on June 19, 2017;

(d)	our Proxy Statement on Schedule 14A, filed with the SEC on May 16, 2017; and

(e)	the description of our Common Stock set forth in our Current Report on Form 8-K, filed with the SEC on October 30, 2013, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus are deemed to be incorporated by reference into this prospectus. Such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our corporate website at www.lglgroup.com under the heading “Investors.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this report unless specifically incorporated herein by reference You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

The LGL Group, Inc.

2525 Shader Road

Orlando, Florida 32804

Attention: Corporate Secretary

Telephone: (407) 298-2000

THE LGL GROUP, INC.

TRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE UP TO 2,006,598 SHARES OF COMMON STOCK AT $5.50 PER SHARE

PROSPECTUS

            , 2017

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by the Registrant in connection with the sale of the Common Stock being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

SEC registration fee	$1,280
NYSE American listing fee	40,132
Legal fees and expenses	100,000
Accounting fees and expenses	25,000
Subscription and Information Agent fees	17,500
Miscellaneous expenses	5,000

Total	$188,912

Item 14. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s By-laws, as amended (the “By-laws”), provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation provides for such limitation of liability.

The By-laws provide for the indemnification of, and advancement of expenses to, directors and officers of the Company (and, at the discretion of the Board, employees and agents of the Company to the extent that Delaware law permits the Company to provide indemnification to such persons) in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company has entered into agreements with its directors and executive officers, that require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Company has entered into a Registration Rights Agreement, dated September 19, 2013 (the “Registration Rights Agreement”), with Venator Merchant Fund, L.P., which is the selling stockholder under the Company’s resale registration statement on Form S-3 originally filed with the SEC on September 19, 2013 and declared effective on November 7, 2013 (the “Selling Stockholder”). The Selling Stockholder is an investment limited partnership controlled by our Chairman of the Board, Marc Gabelli. Mr. Gabelli is the President and Sole Member of Venator Global, LLC, which is the sole general partner of the Selling Stockholder. Pursuant to the Registration Rights Agreement, the Company agreed to indemnify and hold harmless the Selling Stockholder and each transferee thereof in accordance with the terms of the Registration Rights Agreement (each, a “Holder”), each director, officer, partner and agent of each Holder, any underwriter (as defined in the Securities Act of 1933, as amended (the “Securities Act”)), and each person, if any, who controls each Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act and applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, including any preliminary prospectus or final prospectus forming a part of the registration statement or any amendments or supplements thereto, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration. The Company also agreed to reimburse each such person for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or action.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section. The Company currently maintains such insurance.

The right of any person to be indemnified is subject always to the right of the Company by the Board, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 15. Recent Sales of Unregistered Securities

Not applicable.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b)	Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable, the required information is not present in amounts sufficient to require submission of such schedules, or the information is included in the Registrant’s financial statements or notes thereto.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date of such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Orlando, State of Florida, on August 21, 2017.

THE LGL GROUP, INC.

By:	/s/ Patti A. Smith
Patti A. Smith
Chief Financial Officer, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael J. Ferrantino, Sr. Michael J. Ferrantino, Sr.	Chief Executive Officer and Executive Chairman of the Board (Principal Executive Officer)	August 21, 2017

/s/ Patti A. Smith Patti A. Smith	Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	August 21, 2017

* Timothy Foufas	Director	August 21, 2017

* Marc J. Gabelli	Director	August 21, 2017

* Donald H. Hunter	Director	August 21, 2017

* Manjit Kalha	Director	August 21, 2017

* Frederic V. Salerno, Jr.	Director	August 21, 2017

* Hendi Susanto	Director	August 21, 2017

* Antonio Visconti	Director	August 21, 2017

* By:	/s/ Patti A. Smith
Patti A. Smith, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number
2.1	Asset Purchase Agreement, dated as of January 31, 2014, made by and between M-tron Industries, Inc. and Trilithic, Inc.	10-Q	May 15, 2014	2.1

3.1	Certificate of Incorporation of The LGL Group, Inc.	8-K	August 31, 2007	3.1

3.2	The LGL Group, Inc. By-Laws	8-K	August 31, 2007	3.2

3.3	The LGL Group, Inc. Amendment No. 1 to By-Laws	8-K	June 17, 2014	3.1

4.1	Warrant Agreement, dated as of July 30, 2013, by and among The LGL Group, Inc., Computershare Inc. and Computershare Trust Company, N.A.	10-Q	August 14, 2013	4.1

4.2†	Form of Subscription and Information Agent Agreement by and between The LGL Group, Inc. and Broadridge Corporate Issuer Solutions, Inc.

4.3†	Form of Transferable Subscription Rights Certificate

5.1†	Opinion of Paul Hastings LLP

8.1†	Opinion of Paul Hastings LLP relating to the U.S. Tax Matters

10.1	The LGL Group, Inc. 401(k) Savings Plan	10-K	April 1, 1996	10(b)

10.2	The LGL Group, Inc. 2001 Equity Incentive Plan adopted December 10, 2001	S-8	December 29, 2005	4

10.3	Form of Restricted Stock Agreement (2001 Equity Incentive Plan) by and between The LGL Group, Inc. and each of its directors	10-K	March 24, 2011	10.10

10.4	Form of Restricted Stock Agreement (2001 Equity Incentive Plan) by and between The LGL Group, Inc. and each of its executive officers	10-K	March 24, 2011	10.11

10.5	The LGL Group, Inc. Amended and Restated 2011 Incentive Plan	Proxy Statement	April 29, 2016	Annex A

10.6	Form of Stock Option Agreement (2011 Incentive Plan)	S-8	December 30, 2011	4.2

10.7	Form of Restricted Stock Agreement (2011 Incentive Plan)	S-8	December 30, 2011	4.3

10.8	Form of Indemnification Agreement by and between The LGL Group, Inc. and its executive officers and directors	10-K	March 24, 2011	10.9

10.9	Offer of Employment Letter, effective as of October 1, 2013, by and between The LGL Group, Inc. and Michael J. Ferrantino	8-K	October 7, 2013	10.1

10.10	Agreement and Release, dated May 27, 2014, by and between Gregory P. Anderson and The LGL Group, Inc.	8-K	May 28, 2014	10.1

10.11	Agreement and Release, dated May 27, 2014, by and between James L. Williams and The LGL Group, Inc.	8-K	May 28, 2014	10.2

10.12	Registration Rights Agreement, dated as of September 19, 2013, by and between the Company and Venator Merchant Fund L.P.	8-K	September 19, 2013	10.2

10.13	Loan Agreement, dated as of September 30, 2014, by and between M-tron Industries, Inc. and City National Bank of Florida	8-K	October 2, 2014	10.1

10.14	Revolving Promissory Note, dated as of September 30, 2014, by and between M-tron Industries, Inc. and City National Bank of Florida	8-K	October 2, 2014	10.2

10.15	Cash Collateral Agreement, dated as of September 30, 2014, by and between M-tron Industries, Inc. and City National Bank of Florida	8-K	October 2, 2014	10.3

21.1	Subsidiaries of The LGL Group, Inc.	10-K	March 29, 2017	21.1

23.1†	Consent of RSM US LLP

23.2†	Consents of Paul Hastings LLP (included in Exhibits 5.1 and 8.1)

24.1*	Powers of Attorney (included on signature page hereof)

99.1†	Form of Instructions for Use of The LGL Group, Inc. Subscription Rights Certificate

99.2†	Form of Letter to Stockholders who are Record Holders

99.3†	Form of Letter to Brokers and Other Nominee Holders

99.4†	Form of Letter to Clients of Brokers and Other Nominee Holders

99.5†	Form of Beneficial Owner Election Form

99.6†	Form of Nominee Holder Certification

99.7†	Form of Notice of Guaranteed Delivery

*	Filed previously.
†	Filed herewith.